Exhibit 4(b) LOUISVILLE GAS AND ELECTRIC COMPANY TO THE BANK OF NEW YORK MELLON, Trustee Supplemental Indenture No. 9 dated as of November 1, 2023 Supplemental to the Indenture dated as of October 1, 2010 Establishing First Mortgage Bonds, Collateral Series 2023TCA

1 SUPPLEMENTAL INDENTURE NO. 9 SUPPLEMENTAL INDENTURE No. 9, dated as of the 1st day of November, 2023, made and entered into by and between LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Kentucky, having its principal corporate offices at 220 West Main Street, Louisville, Kentucky 40202 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262 and having its principal place of business at 240 Greenwich Street, 7E, New York, New York 10286, (hereinafter sometimes called the "Trustee"), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 9 being supplemental thereto. The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 9 are hereinafter sometimes, collectively, called the “Indenture.” Recitals of the Company The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities. The Company has heretofore executed and delivered supplemental indentures for the purpose of creating series of Securities as set forth in Exhibit A hereto. The Original Indenture and Supplemental Indentures Nos. 1 through 5, and financing statements in respect thereof, have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 6; Supplemental Indentures No. 6 and No. 7 have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indentures No. 7 and No. 8. Supplemental Indenture No. 8 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Exhibit B hereto. Pursuant to Article Three of the Original Indenture, the Company wishes to establish a series of Securities, such series of Securities to be hereinafter sometimes called the “Securities of Series No. 11”. As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 11. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 9 to establish the designation and certain terms of the Securities of such series and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 9 a valid agreement of the Company, and to make the Securities of Series No. 11 valid obligations of the Company, have been performed. NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 9 WITNESSETH, that, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, it is mutually covenanted and agreed as follows:

2 ARTICLE ONE SECURITIES OF SERIES NO. 11 SECTION 101. Creation of Securities of Series No. 11. There is hereby created a series of Securities designated "First Mortgage Bonds, Collateral Series 2023TCA", and the Securities of such series shall: (a) be issued in the aggregate principal amount of $65,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); (b) be dated December 6, 2023; (c) have a Stated Maturity of June 1, 2054, subject to prior redemption by the Company; (d) have such additional terms as are established in an Officer's Certificate as contemplated in Section 301 of the Original Indenture; and (e) be in substantially the form or forms established therefor in an Officer's Certificate, as contemplated by Section 201 of the Original Indenture. ARTICLE TWO MISCELLANEOUS PROVISIONS SECTION 201. Electronic Means. With respect to the Securities of Series No. 11: The Trustee shall have the right to accept and act upon instructions (“Instructions”), including fund transfer instructions given pursuant to this Supplemental Indenture No. 9 and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers and other Company personnel with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing or promptly upon reasonable request of the Trustee. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its reasonable discretion elects to act upon such Instructions, the Trustee’s reasonable understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee shall be entitled to reasonably presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall establish reasonable procedures to ensure that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers shall safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Company. The Trustee shall use reasonable efforts to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Trustee in accordance with its regular procedures. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of the Electronic Means it selects to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse

3 by third parties; (ii) that it is informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. For purposes of this Section 201, “Electronic Means" shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder. SECTION 202. Single Instrument. This Supplemental Indenture No. 9 is an amendment and supplement to the Original Indenture as heretofore amended and supplemented. As amended and supplemented by this Supplemental Indenture No. 9, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 9 shall together constitute the Indenture. SECTION 203. Trustee. The Trustee accepts the amendment of the Original Indenture effected by this Supplemental Indenture No. 9 upon the terms and conditions set forth in the Original Indenture, as heretofore amended and supplemented, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Original Indenture, as heretofore amended and supplemented, and as hereby amended. The Recitals of the Company contained in this Supplemental Indenture No. 9 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 9. SECTION 204. Effect of Headings. The Article and Section headings in this Supplemental Indenture No. 9 are for convenience only and shall not affect the construction hereof. SECTION 205. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Page to Supplemental Indenture No. 9 - Louisville Gas and Electric Company] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 9 to be duly executed as of the day and year first written above. LOUISVILLE GAS AND ELECTRIC COMPANY By: /s/ Tadd J. Henninger__________________ Name: Tadd J. Henninger Title: Authorized Signatory

[Signature Page to Supplemental Indenture No. 9 - Louisville Gas and Electric Company] THE BANK OF NEW YORK MELLON, as Trustee By: /s/ Stacey B. Poindexter_______________ Name: Stacey B. Poindexter Title: Vice President

[Signature Page to Supplemental Indenture No. 9 - Louisville Gas and Electric Company] COMMONWEALTH OF PENNSYLVANIA ) ) ss.: COUNTY OF LEHIGH ) On this 21st of November, 2023, before me, a notary public, the undersigned, personally appeared Tadd J. Henninger, who acknowledged himself to be an Authorized Signatory of LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation of the Commonwealth of Kentucky and that he, as such Authorized Signatory, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Authorized Signatory. In witness whereof, I hereunto set my hand and official seal. By: /s/ Michelle L. Bartolomei__________________ Notary Public

[Signature Page to Supplemental Indenture No. 9 - Louisville Gas and Electric Company] STATE OF ) ) ss.: COUNTY OF ) On this 22nd of November, 2023, before me, a notary public, the undersigned, personally appeared Stacey B. Poindexter, who acknowledged himself/herself to be a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation and that he/she, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as Vice President. In witness whereof, I hereunto set my hand and official seal. By: /s/ Andrey Potulnitskiy____ ________________ Notary Public The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are: The Bank of New York Mellon 500 Ross Street, 12th Floor Pittsburgh, Pennsylvania 15262 Attn: Corporate Trust Administration THE BANK OF NEW YORK MELLON, as Trustee By: /s/ Stacey B. Poindexter________________ Name: Stacey B. Poindexter Title: Vice President

[Signature Page to Supplemental Indenture No. 9 - Louisville Gas and Electric Company] CERTIFICATE OF PREPARER The foregoing instrument was prepared by: Joseph Mandlehr, Counsel PPL Services Corporation 220 West Main Street Louisville, KY 40202 /s/ Joseph Mandlehr Joseph Mandlehr

EXHIBIT A

LOUISVILLE GAS AND ELECTRIC COMPANY

Bonds Issued and Outstanding under the Indenture

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding[1]
1	October 15, 2010	1	Collateral Series 2010	October 20, 2010	$574,304,000	$354,200,000
2	November 1, 2010	2	1.625% Series due 2015	November 16, 2010	$250,000,000	None
		3	5.125% Series due 2040	November 16, 2010	$285,000,000	$285,000,000
3	November 1, 2013	4	4.65% Series due 2043	November 14, 2013	$250,000,000	$250,000,000
4	September 1, 2015	5	3.300% Series due 2025	September 28, 2015	$300,000,000	$300,000,000
		6	4.375% Series due 2045	September 28, 2015	$250,000,000	$250,000,000
5	September 1, 2016	7	Collateral Series 2016TCA	September 15, 2016	$125,000,000	$125,000,000
6	May 15, 2017	8	Collateral Series 2017TCA	June 1, 2017	$60,000,000	$60,000,000
7	March 1, 2019	9	4.25% Series due 2049	April 1, 2019	$400,000,000	$400,000,000
8	March 1, 2023	10	5.450% Series due 2033	March 20, 2023	$400,000,000	$400,000,000

[1] As of November 1, 2023.

A-1

EXHIBIT B B-1 LOUISVILLE GAS AND ELECTRIC COMPANY Filing and Recording of Supplemental Indenture No. 8, dated as of March 1, 2023, to Indenture, dated as of October 1, 2010 COUNTY MORTGAGE BOOK PAGE NUMBER Breckenridge 541 610 Bullitt 2152 623 Clark 1024 623 Green 357 615 Hardin 2474 90 Hart 487 188 Henry 413 639 Jefferson 12569 735 Larue 437 1 Meade 1083 61 Metcalfe 205 39 Muhlenberg 744 1221 Nelson 1415 610 Oldham 2618 787 Shelby 1306 96 Trimble 257 259